UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/31/2009

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19140

Delaware	04-3216862
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
(Address of principal executive offices, including zip code)

(919) 872-5578
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 31, 2009, DARA Pharmaceuticals, Inc., a subsidiary of DARA BioSciences, Inc. (collectively "DARA"), entered into a Stock Purchase Agreement with SurgiVision, Inc. ("SurgiVision") pursuant to which DARA sold 536,712 shares of SurgiVision common stock to SurgiVision. The purchase price for the shares was paid through cancellation of outstanding principal and interest accrued on the January 2009 secured promissory note issued by DARA to SurgiVision in the original principal amount of $500,000. Following the completion of the transaction, DARA will continue to own 1,663,288 shares of SurgiVision common stock and warrants to purchase an additional 405,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BIOSCIENCES, INC.

Date: December 31, 2009	By:	/s/ Richard A. Franco, Sr.
Richard A. Franco, Sr.
President